                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        _______________________________

                           FIRST NATIONAL BANK CORP.
               (Exact name of issuer as specified in its charter)


            Delaware                                            38-2711692
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation of organization)                        Identification Number)


               18800 Hall Road, Clinton Township, Michigan 48038
              (Address of Principal Executive Offices) (Zip Code)

                          EMPLOYEE'S SALARY REDUCTION
                PLAN OF THE FIRST NATIONAL BANK IN MACOMB COUNTY
                            (Full title of the plan)

                              HAROLD W. ALLMACHER
                     President and Chief Executive Officer
                           First National Bank Corp.
               18800 Hall Road, Clinton Township, Michigan 48038
                                  810-465-2400

            (Name, Address including zip code, and telephone number,
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                               JEROME M. SCHWARTZ
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                        500 Woodward Avenue, Suite 4000
                            Detroit, Michigan 48226

                        CALCULATION OF REGISTRATION FEE

                                Proposed Maximum     Proposed        Amount of
Title of Securities Amount to be  Offering Price  Maximum Aggregate Registration
to be Registered     Registered    Per Share*      Offering Price*     Fee
- -------------------------------------------------------------------------------
Common Stock,         40,000        $22.8125          $912,500        $314.66
$3.125 par value
- -------------------------------------------------------------------------------

*Based upon the average of the high and low sales prices of common stock on February 22, 1994 and estimated solely for the purpose of calculating the registration fee.

                 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 First National Bank Corp. (the "Registrant") and the Employee's Salary Reduction Plan of the First National Bank in Macomb County (the "Plan") hereby incorporate by reference in this Registration Statement the following documents previously or concurrently filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"):

                 (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

                 (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

                 (c) The Registrant's Current Report on Form 8-K dated November 28, 1990.

                 The Registrant and the Plan hereby incorporate by reference in this Registration Statement the following information previously filed with the Commission under the Securities Act of 1933:

                 The description of the Registrant's Common Stock and related information contained in its Registration Statement No. 33-29570 on Form S-2, effective July 21, 1989, under the heading "Description of Capital Stock".

                 Subsequent to such Registration Statement on Form S-2, the Registrant adopted a Shareholder Rights Plan that is described in the Current Report on Form 8-K that is incorporated by reference in paragraph (c) above.

                 All documents subsequently filed with the Commission by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not Applicable.

ITEM 5.          INTEREST OF NAMED EXPERTS AND COUNSEL

                 Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The Registrant's Certificate of Incorporation (the "Certificate") provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities for certain actions described therein, including breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, liabilities under Section 174 of the Delaware General Corporation Law or for any transaction in which the director derived an improper personal benefit.

                 Officers and directors of the Registrant are entitled to indemnification under Delaware law and the Certificate. The following is a summary of the indemnification provisions of the Certificate.

                 Pursuant to Article Eighth of the Certificate and under the authority of Section 145 of the Delaware General Corporation Law, and subject to the limitations set forth therein, the directors and officers of the Registrant and other persons serving at the Registrant's request as directors, officers, employees or agents of another corporation or business entity are entitled to be indemnified by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the foregoing indemnification of directors and officers. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                 The Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another holding company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not Applicable.

ITEM 8.          EXHIBITS

                 Exhibit
                 Number                         Exhibit
                 -------                        -------
                   23             Consent of Deloitte & Touche


                 Additionally, Registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner for purposes of determining qualification under Section 401 of the Internal Revenue Code and has made or will make all changes required by the IRS to qualify the Plan.

ITEM 9.          UNDERTAKINGS

                 The undersigned Registrant hereby undertakes:

                 (a)              (1)      To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration
Statement:

                                        (i)     To include any prospectus
required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                                        (ii)    To reflect in the prospectus
any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                        (iii)   To include any material
information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                                  (2)      That, for purposes of determining
any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  (3)      To remove from registration by means
of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the Plan's annual report pursuant to
Section 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Clinton, State of Michigan, on the 23rd day of February, 1994.


                                         FIRST NATIONAL BANK CORP.


                                         By: /s/ HAROLD W. ALLMACHER
                                            -------------------------------
                                                 Harold W. Allmacher
                                                 President and Chief Executive
                                                 Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1994.


            Signature                                      Title
            ---------                                      -----
  /s/ HAROLD W. ALLMACHER
- -------------------------------                       President and Chief
      Harold W. Allmacher                       Executive Officer, and Director
                                                (Principal Executive Officer)

  /s/ RICHARD J. MILLER
- -------------------------------                 Treasurer (Principal Financial
      Richard J. Miller                         and Accounting Officer)


  /s/ RAYMOND M. CONTESTI                                 Director
- -------------------------------
      Raymond M. Contesti


 /s/  JAMES T. CRESSWELL                                  Director
- -------------------------------
      James T. Cresswell


 /s/  CELESTINA GILES                                     Director
- -------------------------------
      Celestina Giles


 /s/  ARIE GULDEMOND                                      Director
- -------------------------------
      Arie Guldemond


 /s/  FRANK E. JEANNETTE                                  Director
- -------------------------------
      Frank E. Jeannette


 /s/  DAVID A. MCKINNON                                   Director
- -------------------------------
      David A. McKinnon

          Signature                                        Title
          ---------                                        -----
/s/   ROBERT D. MORRISON                                  Director
- -------------------------------
      Robert D. Morrison


/s/     JOHN J. MULSO                                     Director
- -------------------------------
        John J. Mulso


/s/    GLEN D. SCHMIDT                                    Director
- -------------------------------
       Glen D. Schmidt

                                    THE PLAN


                 Pursuant to the requirements of the Securities Act of 1933, the undersigned has duly caused this Registration Statement to be signed on its behalf by the Plan Administrator, thereunto duly authorized, in the Township of Clinton, State of Michigan, on the 23rd day of February, 1994.


                                         EMPLOYEE'S SALARY REDUCTION
                                         PLAN OF THE FIRST NATIONAL
                                         BANK IN MACOMB COUNTY

                                         By:     The Personnel Committee
                                                 of First National Bank
                                                 in Macomb County as
                                                 Plan Administrator



                                         By:     /s/ HAROLD W. ALLMACHER
                                                 ---------------------------
                                                     Harold W. Allmacher
                                                     Its Agent

                                 EXHIBIT INDEX


                                                                    Page
Exhibit                                                            Number
- -------                                                            ------
 23              Consent of Deloitte & Touche
